Exhibit 99.1

Consumer Portfolio Services, Inc.Nasdaq: CPSS

Cautionary Statement
Information included in the following slides is believed to be accurate, but is not necessarily complete. Such information should be reviewed in its appropriate context. The implication that historical trends will continue in the future, or that past performance is indicative of future results, is disclaimed. To the extent that one reading the following material nevertheless makes such an inference, such inference would be a forward-looking statement, and would be subject to risks and uncertainties that could cause actual results to vary. Such risks include variable economic conditions, adverse portfolio performance (resulting, for example, from increased defaults by the underlying obligors), volatile wholesale values of collateral underlying CPS assets, reliance on warehouse financing and on the capital markets, fluctuating interest rates, increased competition, regulatory changes, the risk of obligor default inherent sub-prime financing, and exposure to litigation.

Reference to Public Reports Any person considering an investment in securities issued by CPS is urged to review the materials filed by CPS with the U.S. Securities and Exchange Commission ("Commission"). Such materials may be found by inquiring of the Commission's EDGAR search page (http://www.sec.gov/edgar/searchedgar/companysearch.html) using CPS 'sticker symbol, which is "CPSS." Risk factors that should be considered are described under the caption "Forward-looking Statements" in Item 7 of CPS's annual report on Form 10-K, which report is on file with the Commission and available for review at the Commission's website. Such description of risk factors is incorporated herein by reference .In particular, any person considering an investment in Redeemable Subordinated Notes issued by CPS must review the prospectus, and supplements thereto, filed by CPS with respect to the offering of such notes. Such prospectus is included in a registration statement filed May 20, 2005 (at http://www.sec.gov/Archives/edgar/data/889609/000101968705001454/0001019687-05-001454-index.htm) and such supplements have been filed from time to time thereafter, under Rule 424(b)(4). The most recent such supplement, as of September 27, 2005, may be found at http://www.sec.gov/Archives/edgar/data/889609/000101968705002682/0001019687-05-002682-index.htm.

Consumer Portfolio Services, Inc.Specialty finance company focused on sub-prime auto marketEstablished in 1991; IPO in 1992 Through June 30, 2005, over $5.7 billion in contract purchases from auto dealers

Consumer Portfolio Services, Inc. As of June 30, 2005, managed portfolio of approximately $1.0 billion Irvine, California headquarters and servicing branches in Virginia, Florida, Georgia and Illinois Approximately 700 employees

U.S. Auto Finance Market2004 U.S. auto financing = $392 billion*$207 billion new; $185 billion used Company estimates 20%, or $78 billion is “sub-prime” Historically fragmented market with few long-term dominant players* According to CNW Marketing Research, Inc.

Major Market Participants AmeriCredit Capital One TriadHSBC/Household CitiFinancial

The CPS Landscape as of June 30, 2005Contracts with 6,075 dealers in 46 states61 employee marketing reps in field West coast headquarters and four strategically located servicing branches
HQ

The CPS Landscape Primarily factory franchised dealers87%2%11%Contract Purchases January through June 2005
Factory Franchised Rental Car Companies Independents

The CPS LandscapeCPS’s risk-adjusted pricing results in program offerings covering a wide band of the credit spectrum New contract acquisitions January through June 2005n/a10,54928.0First Time Buyer51711,51726.4Mercury / Delta52711,87323.2Standard51714,37119.2Alpha52816,91816.8Alpha Plus52318,72315.4Super Alpha60620,13512.4PreferredAvgFICOAvgAmount Financed $ Avg Yield % (1)Program (1) Contract APR as adjusted for fees charged (or paid) to dealer.

The CPS Landscape Product Mix Alpha Alpha Plus Super Alpha Preferred Standard Mercury / Delta FTB Military New contract acquisitions January through June 2005

The CPS Landscape Primarily late model pre-owned vehicles17% New83% Pre-owned0%5%10%15%20%25%30%20052004200320022001EarlierSecuritization 2005-A Principal Balances by Model Year

13The CPS Landscape Affordable, basic transportation vehicle Average vehicle sales price of $14,797Average monthly payment of $367 for 61 monthsPONT6%NISS6%CHRY5%Others27%FORD19%DODG12%CHEV16%MITS5%TOYO4%New contract acquisitions January through June 2005

The CPS Landscape21%Percentage of homeowners$38,292 per year Average household income5 years Average time in residence5 year Average time in job37 years Average age An emphasis on stable obligors with the ability to rehabilitate their credit profile New contract acquisitions January through June 2005

Contract Originations Centralized contract originations at Irvine HQ Maximizes control and efficiencies proprietary auto-decisioning system Makes initial credit decision on approximately 70% of incoming applications Enhances dealer service by shortening response time Pre-funding verification of employment, income and residency Protects against dealer and obligor fraud

Contract Originations Infrastructure to Support Significant Originations Volumes Since inception through June 2005 the Company has originated over $5.7 billion
1602004006008001,0001,200199119921993199419951996199719981999200020012002200320042005Annual Volumes ($ in millions)Annualized 2005 originations as of June 30, 2005

Contract Servicing Geographically dispersed servicing centers enhance coverage and staffing flexibility Offices are tied into the central database and paperless collection system Dynamic work queue monitoring and balancing among offices

Contract Servicing Early contact on past due accounts; commencing sixth day after due dateWorkloads allocated based on specialization Front end workload supplemented by automated intelligent predictive dialer

Contract Servicing Automated paperless servicing system builds dynamic work queues based on the account’s characteristics. Agents are assigned to work queues based on their specialization. Supervisors with appropriate expertise oversee specialized groups.SupervisionFrontEnd30-59 daysSupervisionPredictiveDialer0-29 daysSupervisionBackEnd60-119 days Supervision Skip Tracing Supervision Insurance Claims Supervision Military Supervision Legal Supervision Bankruptcy Supervision Repossession Supervision Liquidation Supervision Deficiency

Successful Acquisitions$75 million portfolio acquired Servicing for additional $100 million April 2004$63.2 million Sea West Financial Corp.(Purchase of certain assets only)$150 million portfolio CPS maintains presence in TFC military niche May 2003$23.7 million THE Finance Company$380 million portfolio$17.4 million negative goodwill March 2002$123.2 million MFN Financial Corp. Comments Date and Purchase Price Entity

Portfolio Financing$200 million short-term warehouse facility Quarterly “AAA rated asset-backed securities provide long-term matched funding Use of multiple bond insurers enhances liquidity and structural flexibility Sale of subordinated tranches increases liquidity

Portfolio Financing

The Company has been a regular issuer of rated ABS since 1994

Through Q2 2005: 37 deals aggregating over $3.8 billion



$ in millions
350
300
250
200
150
100
50
0
Outstanding Balance
Original Balance
1994-1
1994-2
1994-3
1994-4
1995-1
1995-2
1995-3
1995-4
1996-1
1996-1
1996-2
1996-3
1997-1
1997-2
1997-3
1997-4
1997-5
1998-1
1998-2
1998-3
1998-4
2001-A
2002-A
2002-B
2002-C
2003-A
2003-B
2003-C
2003-D
2004-A
2004-1
2004-B
2004-C
2004-D
2005-A
2005-B

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Other Financing($ in thousands)Sub. Debt -Renewable Notes Sub. Debt -RISRs Senior Debt -Affiliate of Levine Leichtman “BBB” rated “NIM” transaction Source Shelf registration effective May 2005Wtdrate 7.7%Wtdorigterm 27 months $1,000Publicly issued notes from 199612.5%Maturing 2006$14,000A lender to CPS since 199811.75% 2005 and 2006 maturities$59,8292004 original balance of $44,00010.0% Amortizing with related ABS$12,031(since paid)Comments Terms Outstanding at June 30, 2005

0.00%1.00%2.00%3.00%4.00%5.00%6.00%7.00%8.00%9.00%10.00% Dec 95 Dec 97 Mar 99 Sep 99 Mar 00 Sep 00 Mar 01 Sep 01 Mar 02 Sep 02 Mar 03 Sep 03 Mar 04 Sep 04 Mar 05CPS MFNTFC Asset Performance Receivables and Repo Inventory 30 Plus Days Past Due Three month rolling averages Consistent Performance and Positive Trends

Asset Performance

Average Annual Net Credit Losses

Consistent Performance and Positive Trends


14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
CPS
MFN
TFC
MFN recoveries now exceed incremental losses
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
Through Q2 2005

25

260.00%2.00%4.00%6.00%8.00%10.00%12.00%14.00%123456789101112131415161718192021222324199719982001200220032004Asset Performance Average ABS Pool Cumulative Net Credit Losses as of June 30, 2005Consistent Performance and Positive Trends ABS pools from 2003 onward exhibit substantially better performance. Months seasoned

Summary Balance Sheets

($ in thousands)

	June 30, 2005	December 31, 2004	December 31, 2003
Assets			
Cash	$ 15,671	$ 14,366	$ 33,209
Restricted Cash	139,630	125,113	67,277
Finance receivables, net of allowance	693,847	550,191	266,189
Residual interest in securitizations	38,053	50,430	111,702
Other Assets	26,240	26,499	14,093
	$ 913,441	$ 766,599	$ 492,470
Liabilities			
Accounts payable and other liabilities	$ 18,611	$ 22,552	$ 29,018
Warehouse lines of credit	45,315	34,279	33,709
Residual interest financing	12,031	22,204	0
Securitization trust debt	692,020	542,815	245,118
Other debt	75,094	74,829	102,465
	843,071	696,679	410,310
Shareholders' equity	70,370	69,920	82,160
	$ 843,071	$ 766,599	$ 492,470

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Summary Statements of Operations

($ in thousands)

	Six Months Ended		Year Ended	
	June 30, 2005	June 30, 2004	December 31, 2004	December 31, 2003
Revenues				
Net gain on sale of contracts	$ 0	$ 0	$ 0	$ 10,421
Interest income	76,694	46,145	105,818	58,164
Servicing fees	4,060	6,831	12,480	17,058
Other income	8,856	7,233	14,394	19,343
	89,610	60,209	132,692	104,986
Expenses				
Employee costs	20,151	19,447	38,173	37,141
General and administrative	19,285	15,881	30,939	31,581
Interest	22,332	13,412	32,147	23,861
Impairment on residual	0	0	11,750	4,052
Provision for credit losses	27,536	13,050	32,574	11,390
	89,304	61,790	148,580	108,025
Income (loss)	306	(1,581)	(15,888)	(3,039)
Tax benefit	0	0	0	(3,434)
Net income (loss)	$ 306	$ (1,581)	$ (15,888)	$ 395

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Investment Merits Market participant since 1991; CPS has weathered industry turbulence to remain one of the few independent public auto finance companies Disciplined approach to credit quality and servicing Demonstrated growth in new contract acquisitions and total managed portfolio Access to capital markets through regular ABS issuance and “NIM” market

Investment Merits Improving asset performance Portfolio accounting has gained traction -June 2005 quarter profitable for the first time since June 2003 quarter Opportunistic, successful acquisitions Stable senior management -President, Senior Vice Presidents and Vice Presidents average 11 years of service with the Company

Consumer Portfolio Services, Inc.Nasdaq: CPSS